Exhibit 99.1

News Release

Mercury Systems Reports First Quarter Results, Raises Guidance for Fiscal 2017

Mercury First Quarter Highlights include:

Revenue and GAAP EPS exceed estimates
Book-to-bill ratio of 1.10 yields record backlog of $296 million
Revenue increases 50% over prior year, including an 8.4% organic increase
Integration of previously acquired businesses from Microsemi Corporation on schedule

CHELMSFORD, Mass. October 25, 2016 Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), reported operating results for the first quarter of fiscal 2017, ended September 30, 2016.

Management Comments
“Mercury got off to a solid start to fiscal 2017,” said Mark Aslett, Mercury’s President and Chief Executive Officer. “In addition to a strong financial performance, we are pleased with our progress on the integration plan for the businesses acquired from Microsemi Corporation. The integration efforts are on schedule and have yielded no surprises to date. With the momentum and the operating leverage that will be delivered by our combined operations, we remain confident in our ability to achieve the financial performance called for by our increased annual guidance and our new target business model for fiscal 2017,” Aslett concluded.

First Quarter Fiscal 2017 Results
Total Company first quarter fiscal 2017 revenues were $87.6 million, compared to $58.4 million in the first quarter of last year. Excluding the impact of the businesses acquired from Microsemi Corporation in May 2016 (the “Acquired Business”), revenues would have been $63.3 million, an increase of $4.9 million, or 8.4%, compared to the first quarter of fiscal 2016.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2017 Results, Page 2

GAAP income for the first quarter of fiscal 2017 was $3.8 million, or $0.10 per share, which includes $3.6 million, or $0.05 per share, of stock-based compensation expense. This compares to GAAP income of $2.9 million, or $0.08 per share, for the first quarter of fiscal 2016, which included $2.7 million, or $0.05 per share, of stock-based compensation expense.

First quarter fiscal 2017 adjusted EBITDA for the total Company was $18.2 million, compared to $11.8 million for the first quarter of fiscal 2016. Adjusted earnings per share (“adjusted EPS”) was $0.22 per share for the first quarter of fiscal 2017, compared to $0.19 per share in the first quarter of fiscal 2016.

Cash flows from operating activities in the first quarter of fiscal 2017 were a net inflow of $10.3 million, compared to a net inflow of $6.6 million in the first quarter of fiscal 2016. Free cash flow, defined as cash flow from operating activities less capital expenditures, was a net inflow of $4.2 million in the first quarter of fiscal 2017, compared to a net inflow of $4.7 million in the first quarter of fiscal 2016.

All per share information is presented on a fully diluted basis.

Bookings
Total bookings for the first quarter of fiscal 2017 were $96.4 million, yielding a book-to-bill ratio of 1.10 for the quarter.

Backlog
Mercury’s total backlog at September 30, 2016 was $296.4 million, a $78.4 million increase from a year ago. Of the September 30, 2016 total backlog, $247.3 million represents orders expected to be shipped over the next 12 months.

Business Outlook
This section presents our current expectations and estimates, given current visibility, on our business outlook for the current fiscal quarter and fiscal year 2017. It is possible that actual performance will differ materially from the estimates given, either on the upside or on the downside. Investors should

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2017 Results, Page 3

consider all of the risks with respect to these estimates, including those listed in the Safe Harbor Statement below and in our periodic filings with the U.S. Securities and Exchange Commission, and make themselves aware of how these risks may impact our actual performance.

For the second quarter of fiscal 2017, revenues are forecasted to be in the range of $91.0 million to $95.0 million. GAAP income for the second quarter is expected to be approximately $2.7 million to $4.5 million, or $0.07 to $0.11 per share, assuming no restructuring, acquisition, or financing related expenses in the period. Adjusted EPS is expected to be in the range of $0.22 to $0.27 per share, using an effective tax rate of approximately 35%. Adjusted EBITDA for the second quarter of fiscal 2017 is expected to be in the range of $18.1 million to $20.9 million.

For the full 2017 fiscal year, we currently estimate revenue of $370.0 million to $380.0 million, and GAAP income of $19.8 million to $22.4 million, or $0.50 to $0.56 per share. Adjusted EBITDA for the full fiscal year is now expected to be approximately $83.0 million to $87.0 million, and adjusted EPS is now expected to be approximately $1.03 to $1.09 per share, using an effective tax rate of approximately 35%. We anticipate revenue growth for the year being delivered by both the acquired and the organic businesses.

Recent Highlights
September - Mercury Systems announced it received $11.7 million in follow-on orders from a leading defense prime contractor to provide radar subsystems and related digital processing technologies for a missile defense application. The orders were booked in the Company's fiscal 2017 first quarter and are expected to be shipped over the next several quarters.
September - Mercury announced it received a $4.1 million follow-on order from a leading defense prime contractor for high-performance microwave subsystems for an electronic warfare application. The order was booked in the Company's fiscal 2017 first quarter and is expected to be shipped over the next several quarters.
September - Mercury announced it received a $4.4 million follow-on order from a leading defense prime contractor for high-performance digital signal processing subsystems for a manned airborne sonar application. The order was booked in the Company's fiscal 2016 fourth quarter and is expected to be shipped over the next several quarters.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2017 Results, Page 4

August - Mercury announced it received a $5 million follow-on order from a leading defense contractor for advanced digital signal processing modules for a naval signals intelligence (SIGINT) application. The order was booked in the Company's fiscal 2016 fourth quarter and is expected to be shipped over the next several quarters.
August - Mercury announced it received a $2 million follow-on order from a U.S. government facility for advanced digital transceivers for an electronic warfare (EW) application. The order was booked in the Company's fiscal 2016 fourth quarter and is expected to be shipped by its fiscal 2017 third quarter.
August - Mercury announced that Christopher C. Cambria joined the Company as its Senior Vice President, General Counsel, and Secretary, reporting to Mercury's President and Chief Executive Officer, Mark Aslett. Mr. Cambria leads the overall direction and management of legal and regulatory matters at Mercury, including support for mergers and acquisitions and corporate finance transactions.
July - Mercury announced it received a $5 million order from a leading defense prime contractor for high-performance signal processing subsystems for a radar application. The order was booked in the Company's fiscal 2016 fourth quarter and is expected to be shipped over the next several quarters.
July - Mercury announced it received $2.1 million in orders from a leading defense prime contractor for a communications processor upgrade for a missile defense application. The orders were booked in the Company's fiscal 2016 fourth quarter and are expected to be shipped by its fiscal 2017 third quarter.

Conference Call Information
Mercury will host a conference call and simultaneous webcast on Tuesday, October 25, 2016, at 5:00 p.m. ET to discuss the first quarter fiscal 2017 results and review its financial and business outlook going forward.
To join the conference call, dial (877) 303-6977 in the USA and Canada, or (760) 298-5079 in all other countries. Please call five to ten minutes prior to the scheduled start time. The live audio webcast can be accessed from the 'Events and Presentations' page of Mercury's website at www.mrcy.com/investor.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2017 Results, Page 5

A replay of the webcast will be available two hours after the call and archived on the same web page for six months.

Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income, adjusted earnings per share “adjusted EPS”, and free cash flow, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income, and adjusted EPS exclude certain non-cash and other specified charges. Free cash flow is defined as cash flow from operating activities less capital expenditures. The Company believes these non-GAAP financial measures are useful to help investors understand its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.

Mercury Systems - Innovation That Matters™
Mercury Systems (NASDAQ:MRCY) is a leading commercial provider of secure processing subsystems designed and made in the USA. Optimized for customer and mission success, Mercury’s solutions power a wide variety of critical defense and intelligence programs. Headquartered in Chelmsford, Mass., Mercury is pioneering a next-generation defense electronics business model specifically designed to meet the industry’s current and emerging technology needs. To learn more, visit www.mrcy.com.

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to fiscal 2017 business performance and beyond and the Company’s plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2017 Results, Page 6

geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, market acceptance of the Company's products, shortages in components, production delays due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, changes to export regulations, increases in tax rates, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2016. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

# # #
Contact:
Gerry Haines, CFO
Mercury Systems, Inc.
978-967-1990

Mercury Systems, Innovation That Matters and Liquid Flow-By are trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2017 Results, Page 7

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)	September 30,	June 30,
	2016	2016

Assets
Current assets:
Cash and cash equivalents	$77,314	$81,691
Accounts receivable, net	62,158	73,427
Unbilled receivables and costs in excess of billings	23,574	22,467
Inventory	58,443	58,284
Prepaid income taxes	2,804	3,401
Prepaid expenses and other current assets	7,665	6,122
Total current assets	231,958	245,392

Restricted cash	—	264
Property and equipment, net	31,376	28,337
Goodwill	344,525	344,027
Intangible assets, net	112,071	116,673
Other non-current assets	2,231	1,803
Total assets	$722,161	$736,496

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$19,283	$26,723
Accrued expenses	8,970	10,273
Accrued compensation	14,355	13,283
Deferred revenues and customer advances	3,566	7,365
Current portion of long-term debt	10,000	10,000
Total current liabilities	56,174	67,644

Deferred income taxes	9,575	11,842
Income taxes payable	700	700
Long-term debt	180,246	182,275
Other non-current liabilities	927	991
Total liabilities	247,622	263,452

Shareholders’ equity:
Common stock	391	387
Additional paid-in capital	355,164	357,500
Retained earnings	118,029	114,210
Accumulated other comprehensive income	955	947
Total shareholders’ equity	474,539	473,044
Total liabilities and shareholders’ equity	$722,161	$736,496

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2017 Results, Page 8

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
	Three Months Ended
	September 30,
	2016	2015
Net revenues	$87,649	$58,409
Cost of revenues (1)	48,205	30,107
Gross margin	39,444	28,302

Operating expenses:
Selling, general and administrative (1)	17,544	12,126
Research and development (1)	12,838	8,866
Amortization of intangible assets	4,602	1,713
Restructuring and other charges	297	338
Acquisition costs and other related expenses	421	2,128
Total operating expenses	35,702	25,171
Income from operations	3,742	3,131
Interest income	40	24
Interest expense	(1,822)	(2)
Other income, net	600	71
Income before income taxes	2,560	3,224
Tax (benefit) provision	(1,259)	368
Net income	$3,819	$2,856

Basic net earnings per share:	$0.10	$0.09

Diluted net earnings per share:	$0.10	$0.08

Weighted-average shares outstanding:
Basic	38,865	32,778
Diluted	39,865	33,616

(1) Includes stock-based compensation expense, allocated as follows:
Cost of revenues	$75	$149
Selling, general and administrative	$3,039	$2,128
Research and development	$518	$425

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2017 Results, Page 9

MERCURY SYSTEMS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Three Months Ended
	September 30,
	2016	2015
Cash flows from operating activities:
Net income	$3,819	$2,856
Depreciation and amortization	7,320	3,301
Other non-cash items, net	1,446	2,169
Changes in operating assets and liabilities	(2,302)	(1,744)

Net cash provided by operating activities	10,283	6,582

Cash flows from investing activities:
Purchases of property and equipment	(6,050)	(1,867)
Increase in other investing activities	(111)	(185)

Net cash used in investing activities	(6,161)	(2,052)

Cash flows from financing activities:
Proceeds from employee stock plans	80	629
Payments of term debt	(2,500)	—
Payments for retirement of common stock	(6,128)	(3,708)

Net cash used in financing activities	(8,548)	(3,079)

Effect of exchange rate changes on cash and cash equivalents	49	36

Net (decrease) increase in cash and cash equivalents	(4,377)	1,487

Cash and cash equivalents at beginning of period	81,691	77,586

Cash and cash equivalents at end of period	$77,314	$79,073

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2017 Results, Page 10

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Adjusted EBITDA, a non-GAAP measure for reporting financial performance, excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, capital leases and other financing arrangements. Additionally, the Company incurs non-cash interest expenses associated with obtaining its credit facilities. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances outside of the normal course of Mercury’s operations.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance or to the current period of operations.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost or fair value and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any direct correlation to underlying operating performance.

Amortization of intangible assets. The Company incurs amortization of intangibles related to various acquisitions it has made and license agreements. These intangible assets are valued at the time of acquisition, are amortized over a period of several years after acquisition and generally cannot be changed or influenced by management after acquisition.

Restructuring and other charges. The Company incurs restructuring and other charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and product lines. Management believes this item is non-routine and may not be indicative of ongoing operating results.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company's business and are not indicative of ongoing operating results.

Acquisition and financing costs. The Company incurs transaction costs related to acquisition and potential acquisition opportunities, such as legal and accounting fees and expenses. Although we may incur such third-party costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Additionally, the Company incurs unused revolver and bank fees associated with maintaining its credit facilities. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

Fair value adjustments from purchase accounting. As a result of applying purchase accounting rules to acquired assets and liabilities, certain fair value adjustments are recorded in the opening balance sheet of acquired companies.  These adjustments are then reflected in the Company’s income statements in periods subsequent to the acquisition.  In addition, the impact of any changes to originally recorded contingent consideration amounts are reflected in the income statements in the period of the change. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Litigation and settlement income and expense. The Company periodically receives income and incurs expenses related to pending claims and litigation and associated legal fees and potential case settlements and/or judgments. Although we may incur such costs and other related charges and adjustments, it is not indicative of any particular

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2017 Results, Page 11

outcome until the matter is fully resolved. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results. The Company periodically receives warranty claims from customers and makes warranty claims towards its vendors and supply chain. Management believes the expenses and gains associated with these recurring warranty items are within the normal operations and operating cycle of the Company's business. Therefore, management deems no adjustments are necessary unless under extraordinary circumstances.

Stock-based compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards. Management believes that exclusion of these expenses allows comparisons of operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation.

Mercury uses adjusted EBITDA as an important indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining the portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of charges that may vary from period to period without any correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Three Months Ended
	September 30,
	2016	2015
Net income	$3,819	$2,856
Interest expense (income), net	1,782	(22)
Income taxes	(1,259)	368
Depreciation	2,718	1,588
Amortization of intangible assets	4,602	1,713
Restructuring and other charges	297	338
Impairment of long-lived assets	—	—
Acquisition and financing costs	553	2,298
Fair value adjustments from purchase accounting	2,077	—
Litigation and settlement (income) expense, net	—	—
Stock-based compensation expense	3,632	2,702
Adjusted EBITDA	$18,221	$11,841

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2017 Results, Page 12

Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by operating activities less capital expenditures and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these expenditures reflect all of the Company's obligations which require cash.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Three Months Ended
	September 30,
	2016	2015
Cash flows from operations	$10,283	$6,582
Capital expenditures	(6,050)	(1,867)
Free cash flow	$4,233	$4,715

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2017 Results, Page 13

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share data)

Adjusted income and adjusted earnings per share ("adjusted EPS") are non-GAAP measures for reporting financial performance, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends and allows for comparability with our peer company index and industry. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The Company uses these measures along with the corresponding GAAP financial measures to manage the Company’s business and to evaluate its performance compared to prior periods and the marketplace. The Company defines adjusted income as income before amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, stock-based compensation expense, and the tax impact of those items. Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Three Months Ended September 30,
	2016		2015
Net income and earnings per share	$3,819	$0.10	$2,856	$0.08
Amortization of intangible assets	4,602		1,713
Restructuring and other charges	297		338
Impairment of long-lived assets	—		—
Acquisition and financing costs	553		2,298
Fair value adjustments from purchase accounting	2,077		—
Litigation and settlement (income) expense, net	—		—
Stock-based compensation expense	3,632		2,702
Impact to income taxes	(6,085)		(3,466)
Adjusted income and adjusted earnings per share	$8,895	$0.22	$6,441	$0.19

Diluted weighted-average shares outstanding:		39,865		33,616

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2017 Results, Page 14

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending December 31, 2016
Year Ending June 30, 2017
(In thousands, except per share data)

The Company defines adjusted EBITDA as income before interest income and expense, income taxes, depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, and stock-based compensation expense.

The following table reconciles the adjusted EBITDA financial measure to its most directly comparable GAAP measure:

	Three Months Ending		Twelve Months Ending
	December 31, 2016		June 30, 2017
	Range		Range
	Low	High	Low	High

GAAP expectation -- Earnings per share	$0.07	$0.11	$0.50	$0.56

GAAP expectation -- Net income	$2,700	$4,500	$19,800	$22,400

Adjust for:
Interest expense (income), net	1,700	1,700	6,900	6,900
Income taxes	1,400	2,400	7,400	8,800
Depreciation	3,000	3,000	12,700	12,700
Amortization of intangible assets	4,600	4,600	17,800	17,800
Restructuring and other charges	—	—	300	300
Impairment of long-lived assets	—	—	—	—
Acquisition and financing costs	100	100	900	900
Fair value adjustments from purchase accounting	700	700	2,800	2,800
Litigation and settlement (income) expense, net	—	—	—	—
Stock-based compensation expense	3,900	3,900	14,400	14,400
Adjusted EBITDA expectation	$18,100	$20,900	$83,000	$87,000

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2017 Results, Page 15

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending December 31, 2016
Year Ending June 30, 2017
(In thousands, except per share data)

The Company defines adjusted income as income before amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, stock-based compensation expense, and the tax impact of those items. Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Three Months Ending December 31, 2016
	Range
	Low		High
Net income and earnings per share	$2,700	$0.07	$4,500	$0.11
Amortization of intangible assets	4,600		4,600
Restructuring and other charges	—		—
Impairment of long-lived assets	—		—
Acquisition and financing costs	100		100
Fair value adjustments from purchase accounting	700		700
Litigation and settlement (income) expense, net	—		—
Stock-based compensation expense	3,900		3,900
Impact to income taxes	(3,260)		(3,260)
Adjusted income and adjusted earnings per share	$8,740	$0.22	$10,540	$0.27

Diluted weighted-average shares outstanding:		39,737		39,737

	Twelve Months Ending June 30, 2017
	Range
	Low		High
Net income and earnings per share	$19,800	$0.50	$22,400	$0.56
Amortization of intangible assets	17,800		17,800
Restructuring and other charges	300		300
Impairment of long-lived assets	—		—
Acquisition and financing costs	900		900
Fair value adjustments from purchase accounting	2,800		2,800
Litigation and settlement (income) expense, net	—		—
Stock-based compensation expense	14,400		14,400
Impact to income taxes	(14,900)		(14,900)
Adjusted income and adjusted earnings per share	$41,100	$1.03	$43,700	$1.09

Diluted weighted-average shares outstanding:		39,914		39,914

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